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                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 4, 1996, included in this Form 11-K, into CB COMMERCIAL HOLDINGS, INC.'s previously filed Registration Statements: Form S-8 (File No. 33-39436), Form S-8 (File No. 33-40953), Form S-8 (File
No. 33-44346), Form S-8 (File No. 33-73236) and Form S-8 (File No. 33-90014).

                                               /s/ Arthur Andersen LLP
                                          _____________________________________
                                                   ARTHUR ANDERSEN LLP

Los Angeles, California
June 4, 1996